Exhibit 10.5
Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain information identified by “[•]” has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

HF SINCLAIR CORPORATION
AMENDED AND RESTATED 2020 LONG TERM INCENTIVE PLAN
PERFORMANCE SHARE UNIT AGREEMENT
(U.S.)

This Performance Share Unit Agreement (the “Agreement”) is made and entered into by and between HF Sinclair Corporation, a Delaware corporation (the “Company”), and you. This Agreement is entered into effective as of the 27th day of July, 2026 (the “Date of Grant”).

WHEREAS, the Company adopted the Plan (as defined in Appendix A) under which the Company is authorized to grant stock units, performance-based restricted stock units and phantom stock awards, as applicable to certain employees, directors and other service providers of the Company and its subsidiaries;

WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Agreement as if fully set forth herein and the terms capitalized but not defined herein or on Appendix A attached hereto shall have the meanings set forth in the Plan;

WHEREAS, pursuant to that certain Amended and Restated Transformation Retention Agreement, dated July 27, 2026, by and between you and the Company (the “Retention Agreement”), the Company agreed to provide you with a Success Bonus (as defined in the Retention Agreement);

WHEREAS, the Company agrees to grant you this performance-based restricted stock unit award in full satisfaction of the Company’s obligation under the Retention Agreement; and

WHEREAS, you desire to accept the performance-based restricted stock unit award made pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties hereto agree as follows:

1.Grant. Subject to the conditions set forth below, the Company hereby grants you effective as of the Date of Grant, as a matter of separate inducement but not in lieu of any cash or other compensation for your services for the Company (or any of its subsidiaries), an award (the “Award”) of [•] performance-based restricted stock units (the “PRSUs”) plus the additional rights to receive possible dividend equivalents, in accordance with the terms and conditions set forth herein. You will earn one hundred percent (100%) of the PRSUs upon satisfaction of the requirements set forth in Section 4.
2.No Shareholder Rights. The PRSUs granted pursuant to this Agreement do not, and shall not, entitle you to any rights as a holder of Stock, including the right to vote, prior to the date Stock is issued to you in settlement of the Award.
3.Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding Stock on or after the Date of Grant and, on the record date for such dividend, you hold PRSUs granted pursuant to this Agreement that have not been settled, the Company shall pay to you an amount in cash equal to the cash dividends you would have received if you were the holder of record of the number of shares of Stock related to your PRSUs on such record date. Such payment (the “Dividend Equivalents”) shall be made on or promptly following the date that the Company pays such dividend (however, in no event shall the Dividend Equivalents be paid later than 30 days following the date on which the Company pays such dividend to its shareholders generally). Your rights with respect to the PRSUs shall remain forfeitable at all times prior to the date on which the rights become earned and settled as set forth in Section 9, as adjusted by Section 7, as applicable.

4.Vesting Requirements and Acceleration Events.
(a)General Vesting Requirements. The PRSU shall become earned and vested upon the satisfaction of (i) the successful completion of the Transformation Work (as defined in the Retention Agreement), as determined by the Company in its sole discretion, (ii) your fulfillment of your job duties through the successful completion of the Transformation Work, as determined by the Company in its sole discretion, and (iii) your continued employment by the Company or any of its subsidiaries through the successful execution of the Transformation Work (the “Retention Date”). If you are employed by the Company or any of its subsidiaries on the Retention Date ([•]) and all performance criteria related to the Transformation Work are deemed to be satisfied in full by the Company, you will be entitled to a settlement of the PRSUs in shares of Stock as described in Section 9. For the avoidance of doubt, if any of the conditions set forth in subclauses (i)-(iii) above are not satisfied, the PRSUs subject to this Award will be forfeited for no consideration.
(b)[•]
5.Restrictions; Forfeiture. The PRSUs are restricted in that they cannot be sold, transferred or otherwise alienated or hypothecated until Stock related to such PRSUs is issued pursuant to Section 9 following the removal or expiration of the restrictions as contemplated in Section 6 (and Section 7, if applicable) of this Agreement. Notwithstanding anything to the contrary herein, in the event that neither the Retention Date [•] occur within the two-year period immediately following the Date of Grant (the “Second Anniversary”), the PRSU will be forfeited automatically for no consideration upon the Second Anniversary. In the event you cease to be an employee of the Company or any of its subsidiaries prior to the Second Anniversary, other than as provided in Section 7 below, or in the event that you violate the covenants set forth in Section 24 of this Agreement, the PRSUs that are not vested on the date of your termination of employment shall be immediately forfeited.
6.Expiration of Restrictions and Risk of Forfeiture. The restrictions on the PRSUs granted pursuant to this Agreement will expire and will become nonforfeitable as set forth in Section 4 of this Agreement, provided that you remain an employee of the Company or any of its subsidiaries until the Retention Date or [•], as applicable. PRSUs that have become vested and non-forfeitable as provided in this Agreement are referred to herein as “Vested.”
7.Termination of Employment Prior to Second Anniversary.
(a)Termination Generally. Subject to subsection (b) below, if your employment relationship with the Company or any of its subsidiaries is terminated prior to the Retention Date ([•]) for any reason (including if you voluntarily separate from employment, give notice of your contemplated resignation or are terminated by action of the Company (including termination for Cause (as defined in the Retention Agreement))) such that, as a result of such termination you are no longer employed by the Company or any of its subsidiaries, then the PRSUs shall become null and void and the PRSUs shall be forfeited to the Company, for no consideration, immediately following your termination of employment or notice of resignation, as applicable.
(b)Effect of Retention Agreement. Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 7 and any written employment, change in control, or similar agreement entered into by and between you and the Company (or any of its subsidiaries), including the Retention Agreement, the terms of this Agreement, as applicable, shall control, subject to compliance with Section 409A of the Code.
(c)Date of Termination. For purposes of this Agreement, your employment will be deemed to terminate on the date that you cease to be actively employed by the Company (or any subsidiary) and shall not be extended by any notice period mandated or implied under local law during or for which you receive pay in lieu of notice or severance pay. For the avoidance of doubt, changes in your employment by and between the Company and any subsidiary of the Company shall not be treated as a termination of employment. The Company shall have the sole discretion to determine when you are no longer actively employed for purposes of this Agreement, without reference to any other agreement, written or oral, including your contract of employment.

8.Leave of Absence. With respect to the PRSUs, the Company may, in its sole discretion, determine that if you are on a leave of absence for any reason you will be considered to still be in the employ of, or providing services to, the Company (or a subsidiary), provided that, subject to applicable law, your rights to the PRSUs, if any, during the period beginning on the Date of Grant and ending on the Retention Date or [•], as applicable, in which such a leave of absence occurs will be prorated to reflect the period of time during such period that you provided actual services to the Company.
9.Settlement. Stock shall be issued to you in settlement of your Vested PRSUs within the seventy-five (75) day period immediately following the date upon which your PRSUs become Vested. At the time of settlement, the Company shall cause to be issued Stock registered in your name in payment of the Award. The Company shall evidence the Stock to be issued in payment of the PRSUs in the manner it deems appropriate. The value of any fractional PRSUs shall be rounded down at the time Stock is issued to you. No fractional shares, nor the cash value of any fractional shares, will be issuable or payable to you pursuant to this Agreement. The Committee’s determination of the amount payable shall be binding upon you and your beneficiary or estate. The value of Stock shall not bear any interest owing to the passage of time. Neither this Section 9 nor any action taken pursuant to or in accordance with this Section 9 shall be construed to create a trust or a funded or secured obligation of any kind.
10.Adjustment in Number of PRSUs. The number of PRSUs subject to this Agreement shall be adjusted to reflect stock splits or other changes in the capital structure of the Company, all in accordance with the Plan. In the event that the outstanding Stock of the Company is exchanged for a different number or kind of shares or other securities, or if additional, new or different shares are distributed with respect to the Stock through merger, consolidation, or sale of all or substantially all of the assets of the Company, there shall be substituted for the Stock under the PRSUs subject to this Agreement the appropriate number and kind of shares of new or replacement securities as determined in the sole discretion of the Committee, subject to the terms and provisions of the Plan.
11.Payment of Taxes. The Company may require you to pay to the Company (or the Company’s subsidiary if you are an employee of a subsidiary of the Company), an amount the Company deems necessary to satisfy its (or its subsidiary’s) current or future withholding with respect to federal, state or local income or other taxes that you incur as a result of the Award. With respect to any tax withholding (and to the extent permissible pursuant to Rule 16b-3 under the Exchange Act, if applicable), you may (a) direct the Company to withhold from the Stock to be issued to you under this Agreement the number of shares of Stock necessary to satisfy the Company’s withholding of such taxes, which determination will be based on the Stock’s Fair Market Value at the time such determination is made; (b) deliver to the Company Stock sufficient to satisfy the Company’s tax withholding, based on the Stock’s Fair Market Value at the time such determination is made; or (c) deliver cash to the Company sufficient to satisfy its tax withholding obligations. If you desire to elect to use the stock withholding option described in subparagraph (a), you must make the election at the time and in the manner the Company prescribes and the maximum number of shares of Stock that may be so withheld or surrendered shall be a number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or repurchase of up to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for you in your relevant federal, state, foreign and/or local tax jurisdiction, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to the Award. The Company, in its discretion, may deny your request to satisfy its tax withholding obligations using a method described under subparagraph (a), (b) or (c) and require an alternative method of withholding. In the event the Company determines that the aggregate Fair Market Value of the Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you must pay to the Company, in cash, the amount of that deficiency immediately upon the Company’s request.

12.Compliance with Securities and Other Applicable Laws. Notwithstanding any provision of this Agreement to the contrary, the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is at the time of issuance in effect with respect to the Stock issued or (b) in the opinion of legal counsel to the Company, the Stock issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Stock subject to the Award will relieve the Company of any liability in respect of the failure to issue such Stock as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make Stock available for issuance.
13.Legends. The Company may at any time place legends referencing any restrictions imposed on the Stock pursuant to Sections 5 and 12 of this Agreement on all certificates representing Stock issued with respect to this Award.
14.Right of the Company and Subsidiaries to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any of its subsidiaries, or interfere in any way with the rights of the Company or any of its subsidiaries to terminate your employment or service relationship at any time subject to applicable law and the terms of any applicable employment agreement.
15.Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.
16.Remedies. The Company shall be entitled to recover from you reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise to the extent allowed by applicable law.
17.No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the PRSUs granted hereunder.

18.Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, will, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. In addition, the Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a general release of all claims in favor of the Company, any subsidiary and the foregoing entities’ respective predecessors, successors, employees, officers, directors, managers, members, stockholders or board members of the foregoing in such form as the Company may determine (the “Release”). If the Release is not executed and returned to the Company on or before the Release Expiration Date, and the required revocation period has not fully expired without revocation of the Release by you, then you shall not be entitled to settlement of any portion of the Award. As used herein, the “Release Expiration Date” is that date that is twenty-one (21) days following the date upon which the Company delivers the Release to you (which shall occur no later than seven (7) days after your termination of employment) or, in the event that such termination of employment is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967), and you are age 40 or over as of your termination date, the date that is forty-five (45) days following such delivery date. The parties may agree in writing to extend the consideration timelines stated in this paragraph. In the event the period you are given to review, execute and revoke a release provided pursuant to this Section 18 spans two calendar years, any payment to you pursuant to this Agreement will be made in the second calendar year.
19.Clawback. This Agreement is subject to any written clawback policies that the Company, with the approval of the Board or the Committee, may adopt to the extent not prohibited by applicable law. Any such policy may subject your PRSUs and amounts paid or realized with respect to the PRSUs under this Agreement and any other compensation (whether or not such other compensation is “incentive-based compensation” as defined in such policy) to which you are owed or entitled to outside of this Agreement, to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted by the Company, including any policy to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to this Agreement and all such applicable compensation.
20.No Guarantee of Interests. Neither the Board nor the Company guarantee the Stock from loss or depreciation.
21.Company Records. Records of the Company or its subsidiaries regarding your period of employment or service, termination of service and/or employment and the reason(s) therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
22.Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or, if earlier, the date it is sent via certified United States mail.
23.Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

24. Certain Covenants.
(a)Protection of Confidential Information. Following the Date of Grant, you will have access to, and the Company or one of its subsidiaries will provide you with, confidential, proprietary and/or trade secret information of the Company, including such information relating to, among other things, (i) programs, strategies, information or materials related to the business, services, manner of operation and activities of the Company, (ii) customers or prospects of the Company, (iii) computer hardware or software used in the course of the Company business, and (iv) marketing strategies or other activities of the Company from or on behalf of any of its clients, (hereinafter collectively referred to as “Confidential Information”); provided, however, that, for purposes of this Agreement, the term “Confidential Information” shall not include any information that is or becomes known generally to the public or accessible to a third party on an unrestricted basis, in each case other than as a result of a breach by you of your obligations with respect to confidentiality. “Confidential Information” also includes information that is competitively valuable to the Company or any of its subsidiaries by virtue of it not being publicly known. You recognize that such Confidential Information has been developed by the Company at great expense; is a valuable, special and unique asset of the Company which it uses in its business to obtain competitive advantage over its competitors; is and shall be proprietary to the Company; is and shall remain the exclusive property of the Company; and, is not to be transmitted to any other person, entity or thing. Accordingly, as a material inducement to the Company to enter into this Agreement with you and in partial consideration for the granting of the Award, you hereby:
(i)warrant and represent that you have not disclosed, copied, disseminated, shared or transmitted any Confidential Information to any person, firm, corporation or entity for any reason or purpose whatsoever, except in the course of carrying out your duties and responsibilities of employment with the Company and its subsidiaries;
(ii)agree not to so disclose, copy, disseminate, share or transmit any Confidential Information in the future unless necessary for the performance of, and in the proper course of your performance for, your duties on behalf of the Company and its subsidiaries;
(iii)agree not to make use of any Confidential Information for your own purposes or for the benefit of any person, firm, corporation or other entity, except that, in the course of carrying out the duties and responsibilities of your employment, you may use Confidential Information for the benefit of any subsidiary of the Company; and
(iv)warrant and represent that all Confidential Information in your possession, custody or control that is or was a property of the Company or any of its subsidiaries has been or shall be returned to the Company by or on the date of your termination.
Your covenants in this Section 24(a) are in addition to, and do not supersede, your obligations under any confidentiality, invention or trade secret agreements executed by you, or any laws with respect to Confidential Information.

(b)Non-Competition Covenant. The terms of this Section 24(b) shall only apply to the extent you are categorized as having a pay grade of E1 or higher (or such other pay grade as deemed by the Company to be its equivalent) as determined by and reflected on the payroll records of the Company:
(i)You acknowledge and agree that the Company’s grant of the Award further aligns your interests with the long-term interests of the Company and its subsidiaries. As a condition of your receipt of Confidential Information following your entry into this Agreement, and as an express incentive for the Company to enter into this Agreement and grant the Award, you have voluntarily agreed to the covenants set forth in this Section 24, subject to the provisions of Sections 24(b)(v) and 24(b)(vi) below. You agree and acknowledge that the limitations and restrictions set forth herein are material and substantial parts of this Agreement intended and necessary to prevent unfair competition and to protect the goodwill, Confidential Information (including trade secrets) and legitimate business interests of the Company and its subsidiaries.
(ii)You agree that during the term of your employment with the Company or any of its subsidiaries and for a period of one year following the date on which you are no longer employed by the Company or any of its subsidiaries (the “Prohibited Period”), you will not, without the prior written approval of the Board, directly or indirectly, for your benefit or for the benefit of others, engage in or participate within the Market Area in competition with the Company or any of its subsidiaries in any aspect of the Business, which prohibition shall prevent you from directly or indirectly: (A) owning, managing, operating, or being an officer or director of, any business that competes with the Company or any of its subsidiaries in the Market Area, or (B) joining, becoming an employee or consultant of, or otherwise being affiliated with, any person or entity engaged in, or planning to engage in, the Business in the Market Area in competition, or anticipated competition, with the Company or any of its subsidiaries in any capacity (with respect to this clause (B)) in which your duties or responsibilities involve direct or indirect responsibilities with respect to any aspect of the Business.
(iii)You agree that during the Prohibited Period, you will not, without the prior written approval of the Board, directly or indirectly, for your benefit or for the benefit of others, appropriate any Business Opportunity of, or relating to, the Company or any of its subsidiaries located in the Market Area.
(iv)You agree that during the Prohibited Period, you will not, without the prior written approval of the Board, directly or indirectly, for your benefit or for the benefit of others, solicit, canvass, approach, encourage, entice or induce any customer or supplier of the Company or any of its subsidiaries with whom or which you had contact or for whom or which you had direct or indirect responsibility on behalf of the Company or any of its subsidiaries or about whom or which you have obtained Confidential Information in the course of your employment with the Company or any of its subsidiaries to cease or lessen such customer’s or supplier’s business with the Company or any of its subsidiaries.
(v)Notwithstanding the foregoing, the above-referenced limitations in Sections 24(b)(ii), 24(b)(iii) and 24(b)(iv), shall not apply following the date that you are no longer employed by the Company or any of its subsidiaries in those portions of the Market Area located within the State of Oklahoma. Instead, you agree that during the portion of the Prohibited Period that follows the date you are no longer employed by the Company or any of its subsidiaries, the restrictions on your activities within those portions of the Market Area located within the State of Oklahoma (in addition to those restrictions set forth in Section 24(a) and Section 24(c) below) shall be as follows: during such portion of the Prohibited Period, you will not directly or indirectly solicit the sale of goods, services, or a combination of goods and services from the established customers of the Company.

(vi)Further notwithstanding the foregoing:
(A)none of the covenants or limitations set forth in this Section 24(b) or Section 24(c) below shall apply to you if you primarily reside and work in California or to any of your activities occurring in the State of California following the period that you are no longer employed by the Company or any of its subsidiaries;
(B)none of the covenants or limitations set forth in Sections 24(b)(ii), (iii) and (iv) shall apply to you if you primarily reside or work in Colorado or to any of your activities occurring in the State of Colorado unless: (A) as of the date on which you enter into this Agreement and at the time any of such covenants are enforced, you earn an amount of annualized cash compensation equivalent to or greater than the threshold amount for highly compensated workers as set forth in Colo. Rev. Stat. Ann. § 8-2-113(2)(d); and (B) you received notice prior to entering into this Agreement in accordance with Colo. Rev. Stat. Ann. § 8-2-113(4). Further, with respect to any activities undertaken in Colorado or if you are a Colorado resident, the term “Confidential Information” set forth in Section 24(a) shall not be deemed to include information that arises from your general training, knowledge, skill, or experience, whether gained on the job or otherwise; and
(C)none of the covenants or limitations set forth in Sections 24(b)(ii), (iii) and (iv) shall apply to you if you primarily reside or work in the State of Washington or to any of your activities occurring in the State of Washington: (A) unless your annualized earnings from the Company as of the date you entered into this Agreement exceed $100,000 (as adjusted pursuant to Wash. Rev. Code Ann. § 49.62.020); or (B) if your employment with the Company terminated as a result of your layoff.
(c)Non-Solicitation. You agree that during the Prohibited Period, you will not, without the prior written approval of the Board, directly or indirectly, for your benefit or for the benefit of others, solicit any employee or service provider of the Company or its subsidiaries to terminate or lessen his or her employment or his, her or its service relationship with the Company or its subsidiaries; provided, however, that (y) after the termination of your employment for any reason, such employees and service providers shall only include such employees and service providers that you directly worked with in the twelve months preceding the date of termination of your employment, and (z) it will not constitute a violation of this Section 24(c) if an employee or service provider of the Company or its subsidiaries accepts employment or a service relationship with a Person not affiliated with the Company or its subsidiaries (i) pursuant to a general solicitation advertising the position that was not targeted at such employee or service provider, (ii) as a result of communications initiated by the employee or service provider (and not in response to any solicitation by you) or (iii) where the employment or service relationship with the Company or its subsidiaries with respect to such person was terminated more than six months prior to any action by you that would otherwise be a violation of this Section 24(c).
(d)Non-Disparagement. The terms of this Section 24(d) shall only apply to the extent you are categorized as having a pay grade of M4 or higher (or such other pay grade as deemed by the Company to be its equivalent) as determined by and reflected on the payroll records of the Company. Subject to Section 24(f), you agree that you will not at any time, whether during the term of your employment or thereafter, make any statement, oral or written, that is (i) a disparaging or negative comment concerning the Company or any of its subsidiaries or any of their respective directors, officers, managers, employees, equityholders, members or partners (collectively, the “Company Parties”), or (ii) otherwise detrimental to the reputation or goodwill of the Company or any other Company Party, and you shall refrain from directing or encouraging anyone else to make such disparaging, negative, or detrimental comment, unless required by law.

(e)Extent of Restrictions and Your Acknowledgment. You acknowledge that the restrictions contained in this Section 24, including geographical and temporal restrictions, correctly set forth the understanding of the parties at the time this Agreement is entered into, are reasonable in all respects and necessary to protect the Confidential Information, goodwill and legitimate interests of the Company and its subsidiaries, do not interfere with public interests and will not cause you undue hardship, and that any violation will cause substantial injury to the Company and its subsidiaries. In the event of any such violation, the Company and each of its subsidiaries shall be entitled, in addition to any other remedy (whether at law or equity), to preliminary or permanent injunctive relief. You waive, to the maximum extent permissible by law, any defenses or other objections to such remedies or the enforceability of this Section 24. To the maximum extent permissible by law, if any court having jurisdiction shall find that any part of the restrictions set forth in this Section 24 is unreasonable or unenforceable in any respect, it is the intent of the parties that the restrictions (or parts thereof) set forth herein shall not be terminated, but that the restrictions (or parts thereof) set forth in this Section 24 shall be modified and remain in full force and effect to the extent (as to time periods and other relevant factors) that the court shall find reasonable.
(f)Limitations. In the event any breach of the covenants set forth in this Section 24 comes to the attention of the Company, this Award and the PRSUs granted hereunder that have not at such time been settled shall be immediately forfeited to the Company and the Company shall take into consideration such breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you. However, nothing in this Agreement will prevent you from lawfully: (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by, any governmental authority regarding a possible violation of any law, (ii) responding to any inquiry or legal process directed to you from any such governmental authority, (iii) testifying, participating or otherwise assisting in any action or proceeding by any such governmental authority relating to a possible violation of law, or (iv) making disclosures or statements that are protected under the whistleblower provisions of applicable law or that are otherwise protected by applicable law. Nothing herein shall prevent you from making a disclosure that: (A) is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, an individual who files a lawsuit for retaliation by an employer of reporting a suspected violation of law may make disclosures without violating this Section 24 to the attorney of the individual and use such information in the court proceeding. Nothing in this Agreement requires you to obtain prior authorization before engaging in any conduct described in this paragraph, or to notify the Company or any of its subsidiaries that you have engaged in any such conduct.

25.Section 409A. It is intended that the PRSUs awarded hereunder shall comply with the requirements of Section 409A of the Code (and any regulations and guidelines issued thereunder), and this Agreement shall be construed and interpreted on a basis consistent with such intent. Payments shall only be made on an event and in a manner permitted by Section 409A of the Code, except as otherwise determined by the Committee. Each payment under this Agreement is considered a separate payment for purposes of Section 409A of the Code. This Agreement may be amended without your consent in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A of the Code. All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under Section 409A of the Code. In no event may you, directly or indirectly, designate the calendar year of a payment. Notwithstanding anything in this Agreement to the contrary, if you are a “specified employee” under Section 409A of the Code at the time of separation from service and if payment of any amount under this Agreement is required to be delayed for a period of six months after the separation from service pursuant to Section 409A of the Code, payment of such amount shall be delayed as required by Section 409A of the Code, and the accumulated postponed amount shall be paid in a lump sum payment within 10 days after the end of the six-month period. If you die during the postponement period prior to the payment of the postponed amount, the accumulated postponed amount shall be paid to the personal representative of your estate within 60 days after the date of your death.
26.Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.
27.Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.
28.Company Action. Any action required of the Company shall be by resolution of the Board or by a person or entity authorized to act by resolution of the Board.
29.Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
30.Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of a majority of the Committee with respect thereto and this Agreement shall be final and binding upon you and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.
31.Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware, without giving any effect to any conflict of law provisions thereof, except to the extent Delaware state law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.
32.Consent to Delaware Jurisdiction and Venue. You hereby consent and agree that state courts located in Delaware and the United States District Court for the District of Delaware each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the PRSUs or this Agreement. In any dispute with the Company, you will not raise, and you hereby expressly waive, any objection or defense to any such jurisdiction as an inconvenient forum.

33.Exceptions to Governing Law, Jurisdiction and Venue. Notwithstanding Sections 31 and 32 above, if the law of the state in which you primarily reside or work during the term of your employment with the Company or any of its subsidiaries or on the date on which your employment with the Company or any of its subsidiaries terminates (such state, the “Applicable State”) mandates that the law of the Applicable State shall apply to any dispute or part of a dispute between you and the Company arising in connection with any of the obligations and covenants set forth in Section 24 (any such dispute or part of the dispute that is mandatorily subject to the law of the Applicable State, an “Applicable State Dispute”), then such Applicable State Dispute shall be governed by the law of the Applicable State. Further, if the law of the Applicable State mandates that the federal and state courts (as applicable) of the Applicable State shall have jurisdiction and proper venue with respect to any Applicable State Dispute, then such courts shall have jurisdiction and proper venue with respect to such Applicable State Dispute. For the avoidance of doubt, any dispute or parts of a dispute that are not an Applicable State Dispute shall be governed by the terms of Sections 31 and 32.
34.Amendment. This Agreement may be amended by the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with your consent.
35.Nontransferability of Agreement. This Agreement and all rights under this Agreement shall not be transferable by you during your life other than by will or pursuant to applicable laws of descent and distribution. Any of your rights and privileges in connection herewith shall not be transferred, assigned, pledged or hypothecated by you or by any other person or persons, in any way, whether by operation of law, or otherwise, and shall not be subject to execution, attachment, garnishment or similar process. In the event of any such occurrence, this Agreement shall automatically be terminated and shall thereafter be null and void. Notwithstanding the foregoing, all or some of the PRSUs or rights under this Agreement may be transferred to a spouse pursuant to a domestic relations order issued by a court of competent jurisdiction.
36.Consent. The Stock you receive upon settlement will be taxable to you in an amount equal to the closing price of the Stock on the date of settlement. By receipt or acceptance of the Award you acknowledge and agree that (a) you are not relying on any written or oral statement or representation by the Company, its subsidiaries, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Representatives”) regarding the tax effects associated with this Agreement and your receipt, holding and vesting of the Stock, (b) in accepting the Stock you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted, (c) a copy of the Agreement and the Plan has been made available to you, (d) you agree to comply with the terms and conditions of the Plan and the Agreement (including, but not limited to, the covenants set forth in Section 24 of the Agreement), (e) you are hereby advised to consult with an attorney before entering into this Agreement and the covenants set forth in Section 24, (f) you agree to transfer all Stock settled as a result of this Award to a separate personal brokerage account within 90 days following settlement and (g) that the PRSUs and any additional compensation you are owed or entitled to, may subject to any clawback policy the Company adopts at any time. In addition, you consent to receive documents from the Company and any plan administrator by means of electronic delivery, provided that such delivery complies with applicable law, including, without limitation, documents pursuant or relating to any equity award granted to you under the Plan or any other current or future equity or other benefit plan of the Company (the “Company Equity Plans”). This consent shall be effective for the entire time that you are a participant in a Company Equity Plan. By receiving or accepting the Stock you hereby release, acquit and forever discharge the Company Representatives from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with this Agreement and your receipt, holding and the vesting and settlement of the Stock. By asserting any rights with respect to, or accepting any payments under, the Plan and this Agreement, you will be deemed to have understood and agreed to the terms and conditions of the Plan and this Agreement.

37.The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

HF Sinclair Corporation

/s/ Dale Kunneman
Dale Kunneman, Senior Vice President and
Chief Human Resources Officer

Agreed to and Accepted by
/s/ Matthew Joyce

Appendix A

Defined Terms

For purposes of the Agreement, the following terms shall have the meanings assigned below:

“Adverse Change” means (i) a change in the city in which you are required to work regularly, (ii) a substantial increase in travel requirements of employment, (iii) a substantial reduction in duties of the type previously performed by you, or (iv) a significant reduction in your compensation or benefits (other than bonuses and other discretionary items of compensation) that does not apply generally to employees of the Company or its successor.

“Beneficial Owner” has the meaning provided in Rule 13d-3 under the Exchange Act.

“Business” means the business and operations that are the same or similar to those performed by the Company or any of its subsidiaries for which you provide services or about which you obtain Confidential Information during the term of your employment with the Company or any of its subsidiaries, which business and operations include the manufacture, storage, distribution, transportation, refining, and/or sale of crude oil and products such as gasoline, diesel fuel, jet fuel, renewable diesel, specialty lubricant products, specialty chemicals, and specialty and modified asphalt.

“Business Opportunity” means any commercial, investment or other business opportunity relating to the Business.

“Market Area” means: (i) during the period in which you are employed by the Company or any of its subsidiaries, the geographic areas within a 100-mile radius of any location where the Company or any of its subsidiaries has an office or has engaged in the Business within the preceding 24 months, and (ii) during the portion of the Prohibited Period that continues following the date on which you are no longer employed by the Company or any of its subsidiaries, the geographic areas within a 100-mile radius of any location where, as of the date on which you ceased to be employed by the Company or any of its subsidiaries or at any time during the preceding 24-month period, the Company or any of its subsidiaries had an office or engaged in the Business; provided, however, in no event will the Market Area include geographic areas within the State of California.

“Person” has the meaning given in Section 3(a)(9) of the Exchange Act as modified and used in Sections 13(d) and 14(d) of the Exchange Act.

“Plan” means the HF Sinclair Corporation Amended and Restated 2020 Long Term Incentive Plan.

“SEC” means the Securities and Exchange Commission.

“[•]”
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